Exhibit 10.9
THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 24, 2019, between SILICON VALLEY BANK, a California corporation with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), and CENTRO, INC., a Delaware corporation whose address is 11 East Madison Street, Chicago, Illinois 60602 (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2016, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2017, and as further amended by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 17, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (a) amend the interest rate, (b) amend the financial covenants and (c) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.4 (General Provisions Relating to Advances and the Existing Term Loan Advance). Section 2.4 is deleted in its entirety and replaced with the following:
“    2.4    [Intentionally Omitted).”

2.2    Section 2.7 (Payment of Interest on the Credit Extensions). Section 2.7 is deleted in its entirety and replaced with the following:
“    Section 2.7 (Payment of Interest on the Credit Extensions).
(a)    Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to two-tenths of one percent (0.20%) above the Prime Rate, provided that, if Bank has received satisfactory evidence that Borrower has maintained Free Cash Flow of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times during the immediately preceding two (2) Performance Pricing Testing Periods, such interest rate shall be equal to greater of (i) fifty-five hundredths of one percent (0.55%) below the Prime Rate (ii) zero percent (0.0%), which interest shall be payable monthly in accordance with Section 2.7(d) below.
(b)    Default Rate. Upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that would otherwise be applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest provided in this Section 2.7(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
(c)    Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.
(d)    Payment; Computation of Interest. Interest is payable monthly on the Payment Date of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall include and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”
2.3    Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:
“    (a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no

Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”
2.4    Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:
“    3.4    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance (other than under Section 2.5 set forth in this Agreement), to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that Borrower’s board of directors has approved that such Authorized Signer may provide such notices and request Advance’s. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from the Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”
2.5    Section 3.5 (Conversion and Continuation Elections). Section 3.5 is hereby deleted in its entirety and replaced with the following:
“    3.5    [Intentionally Omitted).”
2.6    Section 3.6 (Special Provisions Governing LIBOR Advances). Section 3.6 is hereby deleted in its entirety and replaced with the following:
“    3.6    [Intentionally Omitted].”
2.7    Section 3.7 (Additional Requirements/Provisions Regarding LIBOR Advances). Section 3.7 is hereby deleted in its entirety and replaced with the following:
“    3.7 [Intentionally Omitted].”
2.8    Section 6.9 (Financial Covenants). Subsection (b) of Section 6.9 is hereby deleted in its entirety and replaced with the following:
“    (b)    Free Cash Flow. To be tested as of the last day of each calendar quarter, on a consolidated basis with respect to Borrower and its Subsidiaries, Free Cash Flow for the following periods of at least (i) ($9,000,000.00) for the three (3) month period ending March 31, 2016, (ii) ($11,000,000.00) for the six (6) month period ending June 30, 2016, (iii) ($12,000,000.00) for the nine (9) month period ending September 30, 2016, (iv) ($4,000,000.00) for the twelve (12) month period ending December 31, 2016, (v) ($4,000,000.00) for the twelve (12) month period ending March 31, 2017, (vi) ($6,500,000.00) for the twelve (12) month period ending June 30, 2017, (vii) ($8,000,000.00) for the twelve (12) month period ending September 30, 2017, (viii) ($6,000,000.00) for the twelve (12) month period ending December 31, 2017, (ix) ($7,500,000.00) or the twelve (12) month period ending March 31, 2018, (x) ($9,500,000.00) for the twelve (12) month periods ending June 30, 2018 and September 30, 2018, (xi) (3,500,000.00) for the twelve (12) month period ending December 31, 2018, (xii) ($750,000.00) for the twelve (12) month period ending March 31, 2019, (xiii) ($l,250,000.00) for the twelve (12) month period ending June 30, 2019, (xiv) ($2,500,000.00) for the twelve (12) month period ending September 30, 2019, (xv) $2,000,000.00 for the twelve (12) month period ending December 31, 2019, (xvi) $2,250,000.00 for the twelve (12) month period ending March 31, 2020, (xvii) $1,250,000.00 for the twelve (12) month period ending June 30, 2020, and (xviii) $2,500,000.00 for the twelve (12) month period ending September 30, 2020.”
2.9    Section 10 (Notices). The “with a copy to” notice provision in Section 10 with respect to Bank is deleted and replaced with the following:
“with a copy to:     Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
Attn:    David A. Ephraim, Esquire
Fax:    (617) 830-0142
Email:
2.10    Section 13.1 (Definitions). The defined terms, Continuation Date, Conversion Date, Federal Funds Effective Date, Interest Payment Date, Interest Period, Interest Rate Determination Date, LIBOR, LIBOR Advance, LIBOR Rate, LIBOR Rate Margin, Notice of Borrowing, Notice of Conversion/Continuation, Prime Rate Advance, Prime Rate Margin, and Reserve Requirement and their definitions set forth in Section 13.1 are deleted in their entirety.
2.11    Section 13.1 (Definitions). The definition of “Eligible Accounts” set forth in Section 13.1 is amended by (i) deleting “and” appearing at the end of subsection (u), (ii) deleting “.” appearing at the end of subsection (v) and inserting in lieu thereof”; and”, and (iii) inserting the following new subsection (w):
“    (w)    Accounts (i) for which the Account Debtor is Keurig Dr Pepper Inc. or any subsidiary or affiliate thereof, or Accounts otherwise associated with such person, or (ii) which Borrower has sold, transferred, assigned, disposed of or granted a Lien on, or agreed to sell, transfer, assign, dispose of or grant a Lien on, any interest therein to or in favor of US Bank or any subsidiary or affiliate thereof.”

2.12    Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    “Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.”
“    “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.”
“    “Prime Rate” is the Wall Street Journal Prime Rate.”
2.13    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.
2.14    Exhibit C (Borrowing Base Report). The Borrowing Base Report appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the following: Exhibit C - Intentionally Omitted).”
2.15    Exhibit D (Notice of Borrowing). The Notice of Borrowing appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the following: Exhibit D - Intentionally Omitted”.
2.16    Exhibit E (Notice of Conversion/Continuation). The Notice of Conversion/Continuation appearing as Exhibit E to the Loan Agreement is deleted in its entirety and replaced with the following: Exhibit E - Intentionally Omitted”.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of [_____], 2019, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the "Perfection Certificate" shall mean and include the Perfection Certificate as described herein.
6.    Ratification of Amended and Restated Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of April 11, 2016 between Borrower and Bank, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.    Release by Borrower.
9.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims"). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
9.2    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
"A general release does not extend to claims that the releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the released party." (Emphasis added.)
9.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
9.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the released contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
9.5    Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a)    Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering in this Amendment.
(b)    Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)    The terms of this Amendment are contractual and not a mere recital.
(d)    This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is singed freely, and without duress, by Borrower.
(e)    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
10.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twenty Thousand Dollars ($20,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CENTRO INC.

By	/s/ Bryce Gerber	By	/s/ Matt Miller

Name:	Bryce Gerber	Name:	Matt Miller

Title:	Vice President	Title:	EVP, Finance

Schedule 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ________________
FROM:	CENTRO, INC.
The undersigned authorized officer of CENTRO, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending ___________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days (45 days after each December	Yes No
Annual financial statements (CPA Audited)	FYE within 105 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days (45 days after each December	Yes No
Borrowing Base Reports	Monthly within 30 days ( 45 days after each December)	Yes No
Board-approved Projections	FYE within 75 days	Yes No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual	Complies
Maintain as indicated:
Liquidity (to be tested as of the last day of each month)	$7,500,000.00	$__________	Yes No
Free Cash Flow (to be tested as of the last day of each calendar quarter)	$__________**	$__________	Yes No
At all times during any AQR Testing Period, Minimum Adjusted Quick Ratio (to be tested as of the last day of each month)	0.85:1.0	_______:1.0	Yes No
** As set forth in Section 6.9(b)

Performance Pricing for Advances		Applies
Free Cash Flow > $2,500,000 at all times during preceding two Performance Pricing Testing Periods	Prime – 0.55%	Yes No
Free Cash Flow < $2,500,000 at any time during preceding two Performance Pricing Testing Periods	Prime – 0.20%	Yes No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CENTRO, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No
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Schedule 1 To Compliance Certificate
Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: ___________________
I.    Liquidity (Section 6.9(a))
Required: $7,500,000.00

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower at Bank	$______

B.    Without duplication of (A), consolidated, unrestricted and unencumbered cash and Cash Equivalents of Centro Canada Holding and any of its direct or indirect subsidiaries with a partner bank of Bank, in an aggregate amount not exceeding $1,000,000.00
$______

C. The Availability Amount	$______

D. Liquidity (line A plus line B plus line C)	$______
Is line D equal to or greater than or equal to the amount set forth above?

______ No, not in compliance	______ Yes, not in compliance

II.    Free Cash Flow (Section 6.9(b))
Required: (i) ($750,000.00) for the twelve (12) month period ending March 31, 2019, (ii) ($1,250,000.00) for the twelve (12) month period ending June 30, 2019, (iii) ($2,500,000.00) for the twelve (12) month period ending September 30, 2019, (iv) $2,000,000.00 for the twelve (12) month period ending December 31, 2019, (v) $2,250,000.00 for the twelve (12) month period ending March 31, 2020, (vi) $1,250,000.00 for the twelve (12) month period ending June 30, 2020, and (vii) $2,500,000.00 for the (12) month period ending September 30, 2020.
Actual:

A. Net Income	$______

B. Interest Expense	$______

C. To the extent deducted in the calculation of Net Income, depreciation expense and amortization expense	$______

D. Income tax expense	$______

E. Non-cash equity compensation expense	$______

F. Write-offs of intangible assets and other non-cash extraordinary changes	$______

G. Other one-time expenses approved in writing by Bank in its sole discretion	$______

H. EBITDA (sum of Lines A through G)	$______

I.    The aggregate of all expenditures by Borrower and its Subsidiaries that are capital expenditures as determined in accordance with GAAP (including, without limitation, capitalized software development costs) unless financed by Permitted Indebtedness
$______

J. Free Cash Flow (Line H minus Line I)	$______
Is line J equal to or greater than or equal to the amount set forth above?
_____ No, not in compliance
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III.    Adjusted Quick Ratio (Section 6.9(c))
Required: 0.85 to 1.0
Actual:

A. Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries at Bank and Bank’s Affiliates	$______

B. Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$______

C. Quick Assets (the sum of lines A and B)	$______

D. All obligations and liabilities of Borrower and its Subsidiaries to Bank	$______

E.    Obligations that mature within one year not otherwise reflected in Line D that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, including all Indebtedness (but excluding earn-out obligations of Borrower from the acquisition of SiteScout)
$______

F. Current Liabilities (the sum of lines D and E)	$______

G. Aggregate value of all current amounts received or invoiced by Borrower and its Subsidiaries in advance of performance under contracts and not yet recognized as revenue	$______

H. To the extent included as Current Liabilities, the current portion of deferred rent in an amount not to exceed Six Hundred Thousand Dollars ($600,000.00)	$______

I. Line F minus Line G minus Line H	$______

J. Adjusted Quick Ratio (Line C divided by Line I)	____:1.0
Is line J equal to or greater than or equal to 0.85 to 1.0?

______ No, not in compliance	______ Yes, not in compliance
3